SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934





                          Date of Report: July 30, 2003



                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)



          NEW JERSEY                       O-422                22-1114430
          ----------                       -----                ----------
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
                                 --------------
              (Registrant's telephone number, including area code)

Middlesex Water Company




Item. 5. Other Events

Release of Second Quarter Earnings as attached.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned hereunto duly authorized.



                                         MIDDLESEX WATER COMPANY
                                               (Registrant)





                                         /s/Marion F. Reynolds
                                         ---------------------------------------
                                         Marion F. Reynolds
                                         Vice President, Secretary and Treasurer


Dated:    July 30, 2003

Contact:
             Marion F. Reynolds, Vice President, Secretary & Treasurer
             or Bernadette M. Sohler, Communications Manager    (732) 634-1500

                   Middlesex Water Company Announces Earnings

     ISELIN, NJ, (July 30, 2003) Middlesex Water Company, (NASDAQ:MSEX) which provides water and wastewater services in New Jersey and Delaware, reported that operating revenues, for the quarter ended June 30, 2003, were $16.0 million, up $.5 million, from $15.5 million for the same period in 2002. The revenue increase of 3.04% is due to higher base rates and customer growth in Delaware.

     Net income fell by $0.1 million as increases in labor and benefits, water treatment expenses and debt service costs offset the revenue gains. Correspondingly, second quarter 2003 earnings applicable to common stock decreased to $1.7 million, or $0.22 per share of common stock, from $1.8 million or $0.24 per share for the same period in 2002.

     Six month earnings applicable to common stock were $2.9 million, or $0.37 per share of common stock, down $0.03, from $0.40 for the same period in 2002. Labor and benefit cost increases and emergency repair expenses experienced during the severe winter offset the revenue gains during this period. The revenue increase of $1.2 million or 4.12% is due to higher base rates and customer growth in Delaware and increased service fees from contract operations.

     Twelve month revenues increased to $62.4 million, up from $61.2 million in 2002, with earnings per share of common stock climbing to $0.95, up $0.03, from $0.92 for the same period in 2002.

     Dennis G. Sullivan, President of Middlesex Water Company stated, "Our quarterly consolidated results were significantly impacted by unfavorable weather patterns and related consumption decreases. It is likely, however, that with improving weather conditions customer consumption may return to normal as we move into mid-summer."

     The Company's Board of Directors approved a quarterly dividend of $0.21 1/2 per share, payable September 2, 2003, to common shareholders as of August 15, 2003. The Company has paid cash dividends in varying amounts for the past 90 years and the dividend has been increased in each year since 1973.

     Middlesex Water Company, organized in 1897, is an investor-owned water utility and is engaged in the business of supplying water for domestic, commercial, industrial and fire protection purposes.

     For additional information regarding Middlesex Water Company, visit the Company's Web site at www.middlesexwater.com or call (732) 634-1500.
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Certain matters discussed in this press release are "forward-looking statements"
regarding the Company's results of operations and financial position. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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